SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2010

Intellect Neurosciences, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-128226	20-2777006
(Commission File Number)	(I.R.S. Employer Identification No.)

7 West 18th Street, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-9300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 5, 2010, Intellect Neurosciences, Inc. (the “Company”) and one of the Company’s existing shareholders (the “Purchaser”) agreed in principle to the sale and purchase of a convertible note (the “Note”) with a principal amount of $500,000.   The Note will bear interest at 14% per annum and will be due three months after its issue date.

The Note will be convertible into a number of shares of Company common stock equal to the sum of the principal owed and interest that has accrued on the Note divided by an initial conversion price of $1.75. The number of shares issuable on conversion of the Note and the conversion price will be subject to adjustment for subdivision, combination, recapitalization, reclassification, exchange or substitution, as well as in the event of merger or sale of all or substantially all of our assets. Also, the Note will benefit from anti-dilution adjustments upon some issuances of shares of our capital stock, including a reduction in the conversion price of the Note to the price of any shares of our common stock (or the exercise price of any securities that are exercisable or exchangeable for, or convertible into, shares of our common stock) issued and sold by the Company while the Note is outstanding. The remaining terms of the Note have yet to be determined.

The sale of the Note is intended to provide interim funding to the Company to sustain its operations until it may complete a sale of equity securities. The Purchaser has indicated his willingness to assist the Company in its efforts to restructure its balance sheet and obtain equity financing.  The Company has initiated discussions with its certain of its current shareholders regarding a potential equity financing. There can be no assurance that the Company will be successful in these efforts.

The Company and the Purchaser will use their best efforts to issue and sell the Note by February 16, 2010.

As most recently reported in the Company’s Form 10-Q for the period ended September 30, 2009, filed on November 16, 2009, as of September 30, 2009, the Company had approximately $32,000 in cash and investments. We anticipate that the proceeds of the Note, together with our existing capital resources, will not enable us to continue operations past April 2010, or earlier if unforeseen events or circumstances arise that negatively affect our liquidity. These conditions raise substantial doubt about our ability to continue as a going concern. If we fail to raise additional capital or obtain substantial cash inflows from potential partners or investors prior to the end of April 2010, we may be forced to cease operations.  .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

INTELLECT NEUROSCIENCES, INC.

Date: February 9, 2010	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: President and CFO